Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption “Other Service Providers” in the Combined Proxy Statement and Prospectus for the reorganization of WisdomTree Continuous Commodity Index Fund (the “Target Fund”) into and with the WisdomTree Enhanced Commodity Strategy Fund (the “Acquiring Fund”), included in the Registration Statement of the Acquiring Fund on Form N-14 (the “Registration Statement”).

/s/ Ernst & Young LLP

New York, New York

July 21, 2020